UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2016

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71- 0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street P.O. Box 7000, El Dorado, Arkansas		71730-7000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Revolving Credit Facility

On August 10, 2016, Murphy Oil Corporation (the “Company”) announced that it has received commitments from certain members of its existing bank group and other new tenders to enter into a $1.2 billion revolving credit facility (the “New Revolving Credit Facility”). The New Revolving Credit Facility will be a senior unsecured guaranteed facility and will expire in August 2019. The Company presently expects the facility to be undrawn at closing.

The Company expects that borrowings under the New Revolving Credit Facility will initially bear interest at 4.50% above LIBOR and thereafter be subject to stepdowns based on consolidated leverage ratios set forth in the credit agreement for the New Revolving Credit Facility. In addition, facility fees of 0.50% are charged on the full commitments under the New Revolving Credit Facility. Beginning in the quarter ending March 31, 2017, if the Company’s total leverage ratio exceeds 3.25 times the Company’s trailing twelve month consolidated adjusted EBITDAX (as defined in the credit agreement for the New Revolving Credit Facility), the New Revolving Credit Facility will be required to become secured, subject to limitations set forth in the documents governing the Company’s existing notes.

The New Revolving Credit Facility will also contain certain financial and other covenants, including a maximum consolidated debt ratio of 3.75x, and a minimum ratio of Adjusted EBITDAX to interest expense of 2.50x. Furthermore, as a condition to availability, the Company is required to execute at least a $400 million capital markets offering.

In addition, under the Company’s existing 2011 credit facility, the Company will retain a total of $630 million of commitments until the 2011 credit facility expires in June 2017.

The foregoing is qualified by reference to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Senior Notes

On August 10, 2016, the Company announced, subject to market conditions, it intends to offer $500 million of senior notes due 2024 (the “Notes”) pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.

The foregoing is qualified by reference to the press release attached as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any state in which such offer, solicitation or sale would be unlawful.

Report of Ryder Scott

Attached as Exhibit 99.3 hereto is the report of Ryder Scott Company, L.P. (“Ryder Scott”) on the estimated oil and gas reserves of the Company attributable to the Company’s leasehold properties located in the Eagle Ford Shale in south Texas in the United States as of December 31, 2015. Attached as Exhibit 23.1 hereto is the consent of Ryder Scott to the inclusion of such report into certain registration statements of the Company.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

23.1	Consent of Ryder Scott Company, L.P.

99.1	Press release announcing the New Revolving Credit Facility

99.2	Press release announcing the Notes offering

99.3	Report of Ryder Scott Company, L.P.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John B. Gardner
John B. Gardner
Vice President & Treasurer

Date: August 10, 2016

Exhibit Index

23.1	Consent of Ryder Scott Company, L.P.

99.1	Press release announcing the New Revolving Credit Facility

99.2	Press release announcing the Notes offering

99.3	Report of Ryder Scott Company, L.P.